Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS














































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                                  Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Avitar, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 of our report dated November 15, 1996, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996. Our report contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.



We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP

/s/BDO SEIDMAN, LLP

New York, New York
May 29, 1997